UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

GOLDLAND HOLDINGS CO.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-53765 (Commission File Number)	26-1266967 (IRS Employer Identification No.)
590 York Road, Unit 3 Niagara On The Lake, Ontario, CANADA (principal executive offices)	L0S 1J0 (Zip Code)

(716) 803-0621
(registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

On November 10, 2015, we filed with the Securities and Exchange Commission our Current Report on Form 8-K with respect to various events described therein.  At the time of the filing of the Current Report on Form 8-K , we did not have the letter from W.T. Uniack & Co. CPAs, P.C. (“Uniack”) addressed to the Commission stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree.  This Amendment No. 1 to our Current Report on Form 8-K is being filed to provide the required Uniack letter as an exhibit that was omitted from our Current Report on Form 8-K filed on November 10, 2015.

The filing of this Form 8-K/A, Amendment No. 1, is not an admission that our Form 8-K filed on November 10, 2015, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our Current Report on Form 8-K filed on November 10, 2015.  We have not updated the disclosures in this Form 8-K/A, Amendment No. 1, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

In the interest of clarity, we have decided to file this Form 8-K/A, Amendment No. 1, in its entirety due to the changes that we have made.

Item 4.01

Changes in registrant’s Certifying Accountant.

Resignation of Former Certifying Accountants.  On November 4, 2015, the registrant was notified by its independent certifying accountant, W.T. Uniack & Co. CPAs, P.C. (“Uniack”) that Uniack was resigning as the registrant’s independent auditor.

Uniack’s reports on the registrant’s financial statements for the years ended December 31, 2012, and December 31, 2013, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to accept the resignation of Uniack was made by the registrant’s board of directors.

During the two most recent fiscal years and any subsequent interim period through November 4, 2015, there have not been any disagreements between the registrant and Uniack on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Uniack, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

Engagement of New Certifying Accountants.  On November 9, 2015, the registrant engaged Scrudato & Co. CPA (“Scrudato”) as the registrant’s independent accountants to report on the registrant’s balance sheets for the year ended December 31, 2014, and the related combined statements of income, stockholders’ equity and cash flows for the years then ended.  The decision to appoint Scrudato was approved by the registrant’s board of directors.

During the registrant’s two most recent fiscal years and any subsequent interim period prior to the engagement of Scrudato, neither the registrant nor anyone on the registrant’s behalf consulted with Scrudato regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The registrant provided Uniack with a copy of the disclosures it  made in this Current Report, which Uniack has received no later than the day that the disclosures were filed with the Commission.  The registrant requested that

Uniack furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree.  The Uniack letter is attached to this Current Report as an exhibit.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell registrant transactions.  Not applicable.

(d)

Exhibits.

Exhibit No.	Identification of Exhibit
16.1*	Letter from W.T. Uniack & Company, CPA PC as required by Item 304(a) of Regulation S-K.

____________

*

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2015.	GOLDLAND HOLDINGS CO.

By /s/ Paul Parliament
Paul Parliament, chief executive officer

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